Exhibit 99.1

Sino-Global Announces Fiscal 2020 Third Quarter Financial Results

Roslyn, New York, July 6, 2020 – Sino-Global Shipping America, Ltd. (NASDAQ: SINO) (“Sino-Global”, the “Company”, “we”, “our”, or “us”), a global logistics service provider, announced its financial and operating results for its fiscal 2020 third quarter ended March 31, 2020. The Company has also provided more detailed information in its quarterly report on Form 10-Q filed today with the U.S. Securities and Exchange Commission.

Management Comments

Mr. Lei Cao, Chairman and Chief Executive Officer of Sino-Global commented, “Over the past several weeks, we have greatly expanded our ability to service the demand for exported products to China from the U.S., and have done so in a cost-effective manner with a focus on streamlined operations and free cash flow. We strengthened our management team through the appointment of Kelin Wu, secured shipping agency agreements, and chartered two vessels to meet this demand. Finally, we signed a significant MOU with a long-time partner of Sino-Global, which helps to secure potential purchases of material. We believe all of this will greatly increase the Company’s revenue with high-margins, and do so with long term customers in which we have successfully worked and collected cash from in the past. The quarter ended March 31, 2020 was largely impacted by the impact on trade from delays in a U.S. / China trade agreement and COVID-19. While this confluence of factors led to a slight delay in our reporting timing, we are pleased to again become current with our filings. Going forward, we feel very well positioned to increase sales and begin to deliver profitability for our shareholders.”

Recent Highlights

June 29, 2020:	Signs Agreements to Charter Two Ships to Meet Export Product Demand to China from the U.S.

June 25, 2020:	Signs MOU with Yunnan Jingyifeng Supply Chain Management to Address Growing Need for Exported Fuel and Agricultural Products to China

June 8, 2020:	Signs Two Year General Agency Service Agreement; Expected to Add Approximately $12 Million in Revenue Annually

April 27, 2020:	Appoints Mr. Kelin Wu as Chief Marketing Officer

Fiscal Third Quarter 2020 Financial Review

●	The Company reported total revenues of $1,353,979 for the quarter ended March 31, 2020, compared to $22,773,139 reported in the same period last year. The decrease was largely due to the fact that in certain freight logistics contracts that the Company entered into with customers starting from the first quarter of fiscal year 2020, only acted as an agent and did not control the services rendered to the customers, as Sino-Global was not the primary responsible party to fulfill the services. As such revenues on these contracts are accounted for on a net basis. The decrease was also due to the decrease in revenues from inland transportation management services as service contracts with customers have expired and there was no new business for this segment.

●	The Company’s gross profit for the 2020 fiscal third quarter was $464,872, compared to $1,697,944 in the same period last year. Gross profit margin during the quarter was approximately 34.3%, compared to approximately 7.5% in the same period last year. The increase was largely due to the Company’s shifting of business focus towards its agency business for providing freight logistics services where the Company acted solely as an agent and did not control the services rendered to its customers.

The following tables present summary information by segment for the three months ended March 31, 2020 and March 31, 2019, respectively:

	For the Three Months Ended March 31, 2020
	Shipping Agency and Management Services	Inland Transportation Management Services	Freight Logistics Services		Container Trucking Services	Total
Revenues
- Related party	$-	$-	$-		$-	$-
- Third parties	$500,000	$-	$853,979	*	$-	$1,353,979
Total revenues	$500,000	$-	$853,979		$-	$1,353,979
Cost of revenues	$67,841	$-	$821,266	*	$-	$889,107
Gross profit	$432,159	$-	$32,713		$-	$464,872
Depreciation and amortization	$79,732	$-	$3,421		$-	$83,153
Total capital expenditures	$-	$-	$-		$-	$-
Gross margin%	86.4%	-%	3.8%		-%	34.3%

*	For certain freight logistics contracts that the Company entered into with customers starting from first quarter of fiscal year 2020, the Company (i) acts as an agent in arranging the relationship between the customer and the third-party service provider and (ii) does not control the services rendered to the customers, revenues related to these contracts are presented net of related costs. For the three months ended March 31, 2020, gross revenues and gross cost of revenues related to these contracts amounted to approximately $2.0 million and $2.0 million, respectively.

	For the Three Months Ended March 31, 2019
	Shipping Agency and Management Services	Inland Transportation Management Services	Freight Logistic Services	Container Trucking Services	Total
Revenues
- Related party	$-	$36,380	$-	$-	$36,380
- Third parties	$956,583	$93,407	$21,599,675	$87,094	$22,736,759
Total revenues	$956,583	$129,787	$21,599,675	$87,094	$22,773,139
Cost of revenues	$862,970	$48,750	$20,098,417	$65,058	$21,075,195
Gross profit	$93,613	$81,037	$1,501,258	$22,036	$1,697,944
Depreciation and amortization	$-	$39,109	$476	$4,448	$44,033
Total capital expenditures	$-	$-	$125,806	$8,317	$134,123
Gross margin%	9.8%	62.4%	7.0%	25.3%	7.5%

●	The Company had an operating loss of $4,034,743 for the three months ended March 31, 2020, compared to an operating loss of $1,229,233 for the same period in 2019.

●	For the fiscal quarter ended March 31, 2020, the Company reported net loss attributable to Sino-Global Shipping America, Ltd. of $3,818,094, or a loss of approximately $0.22 per diluted share based on approximately 17.7 million weighted average shares outstanding, compared to net loss attributable to Sino-Global Shipping America, Ltd. of $1,388,790, or a loss of approximately $0.09 per diluted share based on approximately 15.2 million weighted average shares outstanding, for the same period last year.

Balance Sheet Information

●	The Company holds no long-term debt.

●	As of March 31, 2020, the Company’s working capital was $3,525,468 and the Company had cash of $143,112.

●	The Company’s allowance for doubtful accounts was approximately $6.7 million as of March 31, 2020 compared with allowance of doubtful accounts of approximately $5.7 million as of June 30, 2019. As the Company continues to maintain long-standing relationships with its customers, it will work with these parties to monitor their payments closely and it does not believe that there are any significant collection issues with respect to accounts receivables, net of allowance.

About Sino-Global Shipping America, Ltd.

Founded in the United States in 2001, Sino-Global Shipping America, Ltd. is a company engaged originally in shipping, chartering, logistics and related business services. Headquartered in New York, Sino-Global has offices in mainland China, Australia, Canada and Hong Kong. The Company’s current service offerings consist of shipping agency and management, inland transportation management, freight logistics and container trucking services. Additional information about Sino-Global can be found on the Company’s corporate website at www.sino-global.com. The Company routinely posts important information on its website.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to sell or a solicitation of an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global’s filings with the U.S. Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events unless required by applicable law or regulations.

Contact Information

The Equity Group Inc.

Adam Prior

Senior Vice-President

(212)-836-9606 / aprior@equityny.com

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONSOLIDATED STATEMENTS OF OPERATION AND COMPREHENSIVE LOSS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2020	2019	2020	2019
Net revenues - third parties	$1,353,979	$22,736,759	$5,161,329	$39,354,579
Net revenues - related party	-	36,380	-	433,380
Total revenues	1,353,979	22,773,139	5,161,329	39,787,959
Cost of revenues	(889,107)	(21,075,195)	(2,328,156)	(34,715,624)
Gross profit	464,872	1,697,944	2,833,173	5,072,335

Selling expenses	(79,099)	(140,601)	(335,253)	(507,199)
General and administrative expenses	(952,661)	(1,053,903)	(2,746,180)	(3,442,695)
Impairment loss of fixed assets and intangible asset	-	-	(327,632)	-
Provision for doubtful accounts	(3,121,416)	(1,583,965)	(4,289,170)	(2,871,752)
Stock-based compensation	(346,439)	(148,708)	(1,252,756)	(2,013,292)
Total operating expenses	(4,499,615)	(2,927,177)	(8,950,991)	(8,834,938)

Operating loss	(4,034,743)	(1,229,233)	(6,117,818)	(3,762,603)

Other income, net	21,260	2,499	7,103	3,993

Net loss before provision for income taxes	(4,013,483)	(1,226,734)	(6,110,715)	(3,758,610)

Income tax expense	(189,510)	(248,820)	(204,257)	(427,333)

Net loss	(4,202,993)	(1,475,554)	(6,314,972)	(4,185,943)

Net loss attributable to non-controlling interest	(384,899)	(86,764)	(462,192)	(6,419)

Net loss attributable to Sino-Global Shipping America, Ltd.	$(3,818,094)	$(1,388,790)	$(5,852,780)	$(4,179,524)

Comprehensive loss
Net loss	$(4,202,993)	$(1,475,554)	$(6,314,972)	$(4,185,943)
Other comprehensive income (loss) - foreign currency	(112,671)	262,467	(360,132)	(306,457)
Comprehensive loss	(4,315,664)	(1,213,087)	(6,675,104)	(4,492,400)
Less: Comprehensive (loss) income attributable to non-controlling interest	(322,135)	(96,210	(350,693)	37,445
Comprehensive loss attributable to Sino-Global Shipping America, Ltd.	$(3,993,529)	$(1,116,877)	$(6,324,411)	$(4,529,845)

Loss per share
Basic and diluted	$(0.22)	$(0.09)	$(0.35)	$(0.30)

Weighted average number of common shares used in computation
Basic and diluted	17,738,157	15,245,703	16,875,173	14,045,018

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,	June 30,
	2020	2019
Assets
Current assets
Cash	$143,112	$3,142,650
Notes receivable	-	383,792
Accounts receivable, net	1,745,672	7,045,846
Other receivables	6,486,140	4,335,715
Advances to suppliers - third parties	112,037	124,140
Prepaid expenses and other current assets	239,830	105,054
Due from related party, net	435,898	807,965
Total Current Assets	9,162,689	15,945,162

Property and equipment, net	588,514	989,910
Right-of-use assets	337,899	-
Intangible assets, net	42,222	89,722
Prepaid expenses	-	519,503
Other receivables - noncurrent	3,549,958	-
Other long-term assets - deposits	2,956,802	3,054,706
Total Assets	$16,638,084	$20,599,003

Liabilities and Equity

Current Liabilities
Advances from customers	$66,987	$68,590
Accounts payable	637,489	567,619
Lease liabilities - current	156,190	-
Taxes payable	3,290,812	3,184,895
Accrued expenses and other current liabilities	1,485,743	1,418,129
Total current liabilities	5,637,221	5,239,233

Lease liabilities - noncurrent	177,495	-

Total liabilities	5,814,716	5,239,233

Commitments and Contingencies

Equity
Preferred stock, 2,000,000 shares authorized, no par value, none issued	-	-
Common stock, 50,000,000 shares authorized, no par value; 18,139,037 and 16,054,534 shares issued as of March 31, 2020 and June 30, 2019, respectively; 18,139,037 and 15,879,037 shares outstanding as of March 31, 2020 and June 30, 2019, respectively	28,090,992	26,523,830
Additional paid-in capital	2,334,962	2,066,906
Subscription receivable	(114,054)	-
Treasury stock, at cost, 0 and 175,497 shares as of March 31, 2020 and June 30, 2019	-	(417,538)
Accumulated deficit	(12,821,480)	(6,968,700)
Accumulated other comprehensive loss	(1,142,737)	(671,106)
Total Sino-Global Shipping America Ltd. Stockholders’ Equity	16,347,683	20,533,392

Non-controlling Interest	(5,524,315)	(5,173,622)

Total Equity	10,823,368	15,359,770

Total Liabilities and Equity	$16,638,084	$20,599,003

SINO-GLOBAL SHIPPING AMERICA, LTD. AND AFFILIATES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	March 31,
	2020	2019
Operating Activities
Net loss	$(6,314,972)	$(4,185,943)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,252,756	2,013,292
Depreciation and amortization	320,272	95,313
Non-cash lease expense	113,985	-
Provision for doubtful accounts	4,289,170	2,871,752
Impairment loss of fixed assets and intangible asset	327,632	-
Deferred tax benefit	-	(208,047)
Changes in assets and liabilities
Notes receivable	386,233	(732,826)
Accounts receivable	1,051,299	(8,341,650)
Other receivables	(5,882,569)	36,014
Advances to suppliers - third parties	11,820	(410,886)
Advances to suppliers - related party	-	3,312,375
Prepaid expenses and other current assets	165,939	821,662
Other long-term assets - deposits	89,274	(2,502,946)
Due from related parties	413,408	1,552,918
Advances from customers	(1,496)	(353,696)
Accounts payable	72,772	1,336,453
Taxes payable	116,520	837,641
Lease liabilities	(118,256)	-
Accrued expenses and other current liabilities	65,094	535,921
Net cash used in operating activities	(3,641,119)	(3,322,653)

Investing Activities
Acquisition of property and equipment	(6,979)	(143,480)
Net cash used in investing activities	(6,979)	(143,480)

Financing Activities
Proceeds from issuance of common stock	885,946	500,000
Net cash provided by financing activities	885,946	500,000

Effect of exchange rate fluctuations on cash	(237,386)	(608,219)

Net decrease in cash	(2,999,538)	(3,574,352)

Cash at beginning of period	3,142,650	7,098,259

Cash at end of period	$143,112	$3,523,907

Supplemental information
Income taxes paid	$38,557	$144,018

Non-cash transactions of operating and investing activities
Transfer of prepayment to intangible asset	$218,678	$-
Initial recognition of right-of-use assets and lease liabilities	$452,119	$-